UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) December 15, 2011

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance-Sheet Arrangement of a Registrant

On December 15, 2011, Speedemissions, Inc. (the “Company”) entered into a new revolving line of credit loan agreement (the “Loan Agreement”) with Regions Bank (“Lender”), pursuant to which the Company may borrow up to $100,000 (One-hundred thousand dollars) in order to pay trade payables and for working capital purposes. The new Loan Agreement replaces an existing revolving line of credit loan agreement in the amount of $100,000 with the same Lender. The terms under the new Loan Agreement did not change from the prior revolving line of credit loan agreement except for the Maturity Date of the Loan Agreement. The existing revolving line of credit loan agreement being replaced had a maturity date of one year from December 20, 2010. Under the new Loan Agreement, the principal amount outstanding is payable on demand or if no demand is made on December 15, 2014, unless extended by the Lender and the Company during a review of the Loan Agreement. The annual interest rate on the note is equal to the greater of i) the Prime Rate of the Lender plus 1.750% or ii) 4.75%. The promissory note contains customary representations and warranties, conditions, covenants and events of default. The Loan Agreement is collateralized by the Company’s inventory, accounts, equipment, general intangibles and fixtures. The Company may prepay the outstanding balance at any time without penalty. As of December 15, 2011, the Company had utilized $90,000 of the credit facility under the Loan Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	EXHIBITS

Exhibit Number	Description of Document

99.1	Form of Promissory Note with Regions Bank dated December 15, 2011

99.2	Form of Commercial Security Agreement with Regions Bank dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2011	Speedemissions, Inc.,
a Florida corporation

/s/ Michael S. Shanahan
By: Michael S. Shanahan
Its: Chief Financial Officer & Secretary